                                                                     EXHIBIT 4.5


                        [SEAL OF THE STATE OF FLORIDA]

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                              Secretary of State

August 31, 1998


CSC
JANNA WILSON
TALLAHASSEE, FL



Re: Document Number P94000029737

The Articles of Amendment to the Articles of Incorporation for MTL Inc., a Florida corporation, were filed on August 28, 1998.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Teresa Brown
Corporate Specialist
Division of Corporations                        Letter Number:  998A00044756

Account number: 072100000032                    Account charged: 87.50



     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                               STATE OF FLORIDA
                                   [GRAPHIC]
                              DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 28, 1998, to Articles of Incorporation for MTL INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P94000029737.




                                               Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                            Thirty-first day of August, 1998



[Seal of the State of Florida]                 /s/ Sandra B. Mortham

       CR2EO22 (2-95)                            Sandra B. Mortham
                                                 Secretary of State

                             ARTICLES OF AMENDMENT

                            $.01 PAR VALUE PER SHARE
                                       OF

                                   MTL, INC.
                             A FLORIDA CORPORATION

                   ----------------------------------------

                      Pursuant to Section 607.0602 of the
                        Florida General Corporation Act

                   ----------------------------------------

     MTL, Inc. (the "Corporation"), a corporation organized and existing under
                     -----------
the Florida Business Corporation Act, does hereby certify that, pursuant to the authority conferred upon the board of directors of the Corporation (the "Board
                                                                         -----
of Directors") by its Articles of Incorporation, and pursuant to the provisions
------------
of Section 607.0602 of the Florida Business Corporation Act, said Board of Directors, by unanimous written consent dated as of August 25, 1998, duly approved and adopted the following amendment (the "Amendment") to the
                                                   ---------
Corporation's Articles of Incorporation:

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Corporation's Articles of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 8% Redeemable Preferred Stock, par value $.01 per share, with a stated value of $100.00 per share, consisting of an aggregate of 100,000 shares, having the preferences, limitations and relative rights set forth in the Articles of Incorporation and in this Amendment as follows:

1.   NUMBER OF SHARES AND DESIGNATIONS

     100,000 of the shares of the Corporation's preferred stock, $.01 par value, are hereby designated the "Redeemable Preferred Stock." 50,000 of such shares of Redeemable Preferred Stock shall be issued as of the date of filing and the remainder shall be reserved for future issuance by the Corporation as payment-in-kind dividends pursuant to Section 4 of these Articles of Amendment.

2.   VOTING RIGHTS

     Except as otherwise required by law, these Articles of Amendment or the Amended and Restated Certificate of Incorporation of the Corporation, shares of Redeemable Preferred Stock shall not be entitled to voting rights.

3.   CONVERSION RIGHTS

     The shares of the Redeemable Preferred Stock shall not have any conversion rights.

4.   DISTRIBUTIONS

     (a) Dividends. Subject to the restrictions contained in any Senior Stock,
         ---------
each holder of shares of outstanding Redeemable Preferred Stock shall be entitled to receive when and as declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends on the shares of the Redeemable Preferred Stock held by such holder, at the rate of 8.0% per annum on the Stated Value (as defined herein) of the shares of Redeemable Preferred Stock held by such holder on the applicable dividend payment date (including all Closing Date Shares and all shares previously issued as PIK Shares). Dividends shall be payable annually in arrears on December 31 of each year. Dividends on the Redeemable Preferred Stock shall be payable, at the option of the Corporation, in kind from the Closing Date until the third anniversary of the Closing Date, and thereafter in cash. Dividends on the Redeemable Preferred Stock shall be payable in preference to and in priority over dividends on any Junior Stock. Dividends shall be cumulative.

     (b) Record Date. The dividends payable with respect to the Redeemable
         -----------
 Preferred Stock shall be paid to each holder of shares of the Redeemable Preferred Stock as such holder's name appears on the stock register maintained by the Corporation or its agent on such date as shall be fixed by the Board of Directors of the Corporation, which record date shall not be more than 60 days prior to the applicable dividend payment date.

     (c) Restrictions in Respect of Junior Stock. Except as set forth herein, or
         ---------------------------------------
to the extent approval is provided in writing by the holders of a majority of the outstanding shares of Redeemable Preferred Stock (voting as a separate class), unless the Corporation has paid or simultaneously pays all accrued dividends that are due and payable in respect of the Redeemable Preferred Stock, the Corporation shall not declare or pay any dividends on its Junior Stock, except that the Corporation may: (i) effect a stock split of, or declare or pay any dividend on, the Junior Stock consisting solely of additional shares of Junior Stock; (ii) comply with any specific provision of the terms of any subsequently designated series of Preferred Stock approved by the holders of the Redeemable Preferred Stock as provided for herein; or (iii) redeem or repurchase any stock of any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement approved by the board of directors under which the Corporation has the right or obligation to repurchase (in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship) vested shares at no more than their fair market value and unvested shares at no more than their initial issuance price.

5.   LIQUIDATION, DISSOLUTION OR WINDING UP

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment is made to any holders of Junior Stock, after the holders of Senior Stock have been paid all amounts payable to them under the terms of such Senior Stock on a liquidation, dissolution or winding up of the Corporation, the holders of each share of Redeemable Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Redeemable Preferred Stock and the Pari Passu Stock, whether such assets are capital, surplus or earnings ("Available
                                                              ---------
Assets"), an amount in respect of each share of Redeemable Preferred Stock equal
------
to the Redemption Price.

     If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Redeemable Preferred Stock and Pari Passu Stock the full amounts to which they otherwise would be entitled, the holders of Redeemable Preferred Stock and the Pari Passu Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Redeemable Preferred Stock and such Pari Passu Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

6.  OPTIONAL REDEMPTION

     (a) Redemption Right; Redemption Price. Shares of Redeemable Preferred
         ----------------------------------
Stock shall be redeemable, in whole or in part, at the option of the Corporation, for a Redemption Price (the "Redemption Price") equal to (i) the
                                          ----------------
Stated Value multiplied by the amount set forth below under the applicable column entitled "Premium to Stated Value" determined based on the actual Redemption Date as set forth below under the column entitled "Day Following C losing Date", plus (ii) accrued and unpaid dividends:
              ----

                                                                 Premium to
Day Following Closing Date                                      Stated Value
--------------------------                                  -------------------
From first day to last day of 42nd month                           100%
From first day of 43rd month to last day of 54th month             105%
From first day of 54th month to last day of 66th month             110%
From first day of 66th month to last day of 78th month             115%
Thereafter                                                         120%


     (b) Notice. The Corporation may exercise its rights pursuant to this
         ------
Section 6 by delivering a notice to each holder of record at such holder's address as the same appears on the stock register maintained by the Corporation or its agent on such date as shall be fixed by the Board of Directors of the Corporation, provided that no failure to give such notice or any deficiency
             --------
therein shall affect the Corporation's right to redeem the shares of Redeemable Preferred Stock to be redeemed (but if the Corporation does not provide such notice to any holder, or provides deficient notice to any holder, and such holder does not deliver the applicable certificates, dividends shall continue to accrue until the earlier to occur of the provision of adequate notice and the delivery of certificates). Such notice shall set forth the date of the applicable redemption, the number of shares to be redeemed from the holders (and, if less than all shares are to be redeemed, the percentage of the outstanding shares to be redeemed), the redemption price and where certificates representing the shares to be redeemed should be mailed. In the event of a redemption, shares of Redeemable Preferred stock shall be redeemed pro rata in accordance with each holder's percentage ownership of the outstanding shares of Redeemable Preferred Stock.

     (c) Rights of Holders After Redemption Date. At any time on or after any
         ---------------------------------------
redemption date, the holders of record of shares of Redeemable Preferred Stock shall be entitled to receive the applicable redemption price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

7.  MANDATORY REDEMPTION

     (a)  Maturity.  Subject to the Corporation having funds legally available
          --------
for such purpose, the Corporation shall redeem all of the shares of Redeemable Preferred Stock on the ninth anniversary of the Closing Date. The price payable for any redemption pursuant to this Section 7(a) shall be the Redemption Price for all shares being redeemed, plus accrued and unpaid dividends thereon.

     (b) Sale Event. Subject to the Corporation having funds legally available
         ----------
for such purpose, upon the consummation of a Sale Event, the Corporation shall redeem all of the shares of Redeemable Preferred Stock. The price payable for any redemption pursuant to this Section 7(b) shall be the Redemption Price for all shares being redeemed.

     (c) Qualified IPO. Subject to the Corporation having funds legally
         -------------
available for such purpose, upon the consummation of a Qualified IPO, the Corporation shall use 50% of the IPO Net Proceeds to redeem shares of Redeemable Preferred Stock pursuant to Section 6. Such redemption shall take place within 30 days following the consummation of a Qualified IPO.

     (d) Notice. Prior to any redemption pursuant to this Section 7, the
         ------
Corporation shall deliver a notice to each holder of record at such holder's address as the same appears on the stock register maintained by the Corporation or its agent on such date as shall be fixed by the Board of Directors of the Corporation on such date as shall be fixed by the Board of Directors of the Corporation, provided that no failure to give such notice or any deficiency therein shall affect the Corporation's obligation to redeem the shares of Redeemable Preferred Stock to be so redeemed. Such notice shall set forth the date of the applicable redemption, the number of shares to be redeemed from the holders (and, if less than all shares are to be redeemed, the percentage of the outstanding shares to be redeemed), the redemption price and where certificates representing the shares to be redeemed should be mailed (but if the Corporation does not provide such notice to any holder, or provides deficient notice to any holder, and such holder does not deliver the applicable certificates, dividends shall continue to accrue until the earlier to occur of the provision of adequate notice and the delivery of certificates). In the event of a redemption, shares of Redeemable Preferred Stock shall be redeemed pro rata in accordance with each holder's percentage ownership of the outstanding shares of Redeemable Preferred Stock.

     (e)  Rights of Holders After Redemption Date.  At any time on or after any
          ---------------------------------------
redemption date pursuant to this Section 7, the holders of record of shares of Redeemable Preferred Stock shall be entitled to receive the applicable redemption price upon actual delivery to the Corporation or its agents of the certificates representing the shares of Redeemable Preferred Stock to be redeemed.

8.  EXCHANGE

     (a)  Requirements. The outstanding shares of Redeemable Preferred Stock are
          ------------
exchangeable, in whole but not in part, at the option of the Corporation, at any time for the Corporation's Exchange Debentures; provided, that any such exchange
                                                --------
may only be made if there shall be no contractual impediment to such exchange. The exchange rate shall be $1.00 principal amount of Exchange Debentures for each $1.00 of Stated Value of Redeemable Preferred Stock. The Exchange Debentures shall be issued in principal amounts of $100 and integral multiples thereof to the extent possible.

     (b)  Procedure for Exchange.
          ----------------------

          At least thirty (30) days and not more than sixty (60) days prior to the date fixed for exchange, written notice (the "Exchange Notice") shall be
                                                  ---------------
given by the Corporation by first-class mail, postage prepaid, to each holder of record at such holder's address as the same appears on the stock register maintained by the Corporation or its agent, provided, that no failure to give
                                            --------
such notice or any deficiency therein shall affect the validity of the procedure for the exchange of shares of Redeemable Preferred Stock to be exchanged. The Exchange Notice shall state (i) the date fixed for exchange (the "Exchange
                                                                  --------
Date"), (ii) that the holder is to surrender to the Corporation, in the manner
----
and at the place or places designated, his certificate or certificates representing all his shares of Redeemable Preferred Stock to be exchanged, (iii) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Redeemable Preferred Stock are surrendered for exchange on the Exchange Date.

          On or before the Exchange Date, each holder of shares of Redeemable Preferred Stock shall surrender the certificates representing such shares of Redeemable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Exchange Indenture and the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for the shares of Redeemable Preferred Stock so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), such shares shall be exchanged by the Corporation into Exchange Debentures. The Corporation shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date. If notice has been mailed as aforesaid, and if before the Exchange Date specified in such notice all Exchange Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the trustee under the Exchange Indenture with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the holders of Redeemable Preferred Stock so exchanged as stockholders of the Corporation shall cease (except the right to receive Exchange Debentures (including Exchange Debentures issued in exchange for shares of Redeemable Preferred Stock) and, if the Corporation so elects, cash in lieu of any Exchange Debenture not an integral multiple of $100), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the Exchange Date.

      (c) No Exchange in Certain Cases. Notwithstanding the foregoing provisions
          ----------------------------
of this Section 8, the Corporation shall not be entitled or required to exchange the Redeemable Preferred Stock for Exchange Debentures if (i) such exchange, any term or provision of the Exchange Indenture or the Exchange Debentures, or the performance of the Corporation's obligations under the Exchange Indenture or the Exchange Debentures, shall materially violate or conflict with any applicable law or agreement or instrument then binding on the Corporation, including agreements with the holders of indebtedness of the Corporation or its subsidiaries, or if, at the time of such exchange or (ii) the Corporation is insolvent or would be rendered insolvent by such exchange.

9.   RESTRICTIONS AND LIMITATIONS ON AMENDMENTS

     The Corporation shall not amend the rights, preferences, privileges of or limitations provided for herein for the benefit of holders of shares of Redeemable Preferred Stock in a manner that is adverse to such holders without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Redeemable Preferred Stock, voting as a single class (each share of Redeemable Preferred Stock to be entitled to one vote in each instance). The Corporation shall not increase the number of shares designated as Redeemable Preferred Stock, issue any of the shares of Redeemable Preferred Stock that are reserved for issuance as payment-in-kind dividends other than as payment-in-kind dividends, or reissue any share of Redeemable Preferred Stock after such share has been redeemed.

10.  FORFEITURE/REDUCTION OF STATED VALUE

     (a) Initial PIK Shares. The Stated Value of outstanding Initial PIK Shares
         ------------------
held by each holder shall be reduced from time to time by such holder's Pro Rata Initial PIK Reduction Amount. "Pro Rata Initial PIK Reduction Amount" means,
                               -------------------------------------
with respect to each holder, as of any time, the product of (i) the aggregate amount of Purchaser Losses for which Purchaser is entitled to receive payments referred to in Section 8.4 of the Merger Agreement, but excluding those Purchaser Losses arising out of conditions identified on Schedule 7.3(p)(2) of the Merger Agreement, incurred since the time of the most recently preceding reduction of the Stated Value pursuant to this Section 10(a), if any, to the extent that the Purchaser has not drawn on the Qualified Letters of Credit in respect of such Purchaser Losses, multiplied by (ii) a fraction, the numerator of which is the Stated Value of the outstanding Initial PIK Shares held by such holder at such time (giving effect to all reductions of the Stated Value that occurred prior to such time but without giving effect to the reduction contemplated by this Section 10(a) at such time) and the denominator of which is the Stated Value of the outstanding Initial PIK Shares held by all holders thereof at such time (giving effect to all reductions of the Stated Value that occurred prior to such time but without giving effect to the reduction contemplated by this Section 10(a) at such time).

     (b) PIK on PIK Shares. The Stated Value of outstanding PIK on PIK Shares
         -----------------
held by each holder shall be reduced from time to time by such holder's Pro Rata PIK on PIK Reduction Amount. "Pro Rata PIK on PIK Reduction Amount" means, with
                              ------------------------------------
respect to each holder, at the time of any determination of the Pro Rata Initial PIK Reduction Amount, the product of (i) the aggregate Stated Value of all PIK on PIK Shares held by such holder at such time (giving effect to all reductions of the Stated Value that occurred prior to such time but without giving effect to any reduction pursuant to this Section 10(b) at such time), multiplied by (ii) a fraction not to exceed one, the numerator of which is the aggregate reduction of the Stated Value of the Initial PIK Shares held by such holder pursuant to Section 10(a) at such time and the denominator of which is the aggregate Stated Value of the Initial PIK Shares on which PIK on PIK Shares have been issued prior to or at such time (before giving effect to the reduction contemplated by Section 10(a) at such time). Notwithstanding anything to the contrary contained herein, if the Stated Value of the Initial PIK Shares shall be reduced to zero pursuant to
Section 10(a), then the Stated Value of the PIK on PIK Shares shall be reduced to zero.


     (c)  Closing Date Shares. If the Stated Value of all outstanding PIK
          -------------------
Shares, if any, is reduced to zero pursuant to Sections 10(a) and (b), the Stated Value of all Closing Date Shares that are held by each holder shall be reduced by such holders Original Issuance Reduction Amount. "Original Issuance
                                                             -----------------
Reduction Amount" means, with respect to each holder, (i) the aggregate amount
----------------
of Purchaser Losses for which Purchaser is entitled to receive payments referred to in Section 8.4 of the Merger Agreement, but excluding those Purchaser Losses arising out of conditions identified on Schedule 7.3(p)(2) of the Merger Agreement, incurred since the time of the most recent reduction of the Stated Value pursuant to this Section 10(c), if any, but only to the extent that (A) such Purchaser Losses have not been provided for or satisfied pursuant to
Section 10(a) and (B) the Purchaser has not drawn on the Qualified Letters of Credit in respect of such Purchaser Losses, multiplied by (ii) a fraction, the numerator of which is the Stated Value of the outstanding Closing Date Shares held by such holder at such time (giving effect to all reductions of the Stated Value that occurred prior to such time but without giving effect to the reduction contemplated by this Section 10(c) at such time) and the denominator of which is the Stated Value of all outstanding Closing Date Shares (giving effect to all reductions of the Stated Value that occurred prior to such time but without giving effect to the reduction contemplated by this Section 10(c) at such time).

     (d)  Notice of Stated Value Reduction; Amendment to Stock Certificates.
          -----------------------------------------------------------------
From time to time, the Corporation will deliver a notice to each holder of the amount of the aggregate reduction of the Stated Value of shares of Redeemable Preferred Stock. Such notice will indicate the portion of such reduction applicable to Initial PIK Shares, PIK on PIK Shares and Closing Date Shares and will indicate the aggregate Stated Value of all such outstanding shares immediately before giving effect to any reduction pursuant to this Section 10. Each holder agrees to attach such notices to the certificates representing shares of Redeemable Preferred Stock held by such holder and such notice shall become a part of such certificate.

11.  RESTRICTIONS ON TRANSFER

     Shares of Redeemable Preferred Stock may not be sold or otherwise transferred without the prior written consent of the Corporation, other than to family members of the holder thereof and to trusts for the purpose of estate planning (provided that any such transfer shall not, in any way, limit the Corporation's rights hereunder). Any sale or transfer made in violation of this Section 11 shall be void and the Corporation and its agents shall have no obligation to record any such transfer on its books.

12.  NOTICES

     In the event of (a) any taking by the Corporation of a record of the holders of shares of Redeemable Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution or (b) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall deliver or cause to be delivered to each holder of Redeemable Preferred Stock as they appear on the stock records of the Corporation a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such event is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which action is being taken.

13.  DEFINITIONS

     As used herein, the following terms have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person that
      ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling", "controlled by", and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "CLC" means Chemical Leaman Corporation, a Pennsylvania corporation.
      ---

     "Closing Date" means the date of consummation of the merger of Palestra
      ------------
Acquisition Corp., a Delaware corporation, with and into CLC.

     "Closing Date Shares" means shares of Redeemable Preferred Stock issued on
      -------------------
the Closing Date.

     "Exchange Debentures" means the junior subordinated notes with terms
      -------------------
consistent with the terms and conditions of the Redeemable Preferred Stock, including but not limited to an annual interest rate equal to the per annum dividend rate, a maturity on the ninth anniversary of the Closing Date, optional prepayment terms that will provide the same premium to principal and accrued interest as the premium to stated value and accrued but unpaid dividends set forth herein, and mandatory prepayment terms that will provide the same premium to principal and accrued interest as the premium to stated value and accrued but unpaid dividends set forth herein.

     "Exchange Indenture" shall mean an indenture to be prepared by the
      ------------------
Corporation at the time of the exchange of the Redeemable Preferred Stock for Exchange Debentures, such indenture to be in a form customary for an indenture of its type and in a form reasonably acceptable to the holders of a majority of the outstanding shares of Redeemable Preferred Stock.

     "Initial PIK Shares" means PIK Shares that are issued as a payment-in-kind
      ------------------
dividend on Closing Date Shares.

     "IPO Net Proceeds" means (a) the proceeds from the sale by the Corporation
      ----------------
of newly issued shares of common stock of the Corporation in a Qualified IPO less (b) all fees and expenses (including underwriting discounts and commissions) incurred in connection therewith.

     "Junior Stock" means common stock of the Corporation (whether or not it is
      ------------
so titled) and any other capital stock that expressly states that it shall rank junior to the Redeemable Preferred Stock with respect to dividends, whether issued prior to, on or after the Closing Date.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of June
      ----------------
23, 1998, between Palestra Acquisition Corp. and Chemical Leaman Corporation, as amended, supplemented or restated from time to time.

     "Pari Passu Stock" means capital stock of the Corporation that is not
      ----------------
Junior Stock or Senior Stock.

     "Person" shall be construed broadly and shall include, without limitation,
      ------
an individual, a partnership, an investment fund, a limited liability corporation, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PIK Shares" means shares of Redeemable Preferred Stock issued as a
      ----------
payment-in-kind dividend pursuant to Section 4.

     "PIK on PIK Shares" means PIK Shares issued as a payment-in-kind dividend
      -----------------
on PIK Shares pursuant to Section 4.

     "Purchaser Losses" has the meaning set forth in the Merger Agreement.
      ----------------

     "Qualified IPO" means the sale of newly issued shares of common stock of
      -------------
the Corporation in an underwritten initial public offering that is registered under the Securities Act.

     "Qualified Letter of Credit" has the meaning set forth in the Merger
      --------------------------
Agreement.

     "Sale Event" means the occurrence of any of the following events (each a
      ----------
"Sale Event"):
-----------

           (a) The merger or consolidation of the Corporation with or into a Third Party or the merger of a Third Party with or into the Corporation, and, in the case of any such merger or consolidation, shares of common stock of the Corporation that are outstanding immediately prior to such transaction are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the outstanding shares of common stock of the surviving Person.

           (b) The sale of all or substantially all of the assets of the Corporation to any Third Party.

           (c) A Third Party becomes the owner of at least a majority of the outstanding shares of common stock of the Corporation that are entitled to vote generally in the election of the Corporation's directors.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Senior Stock" means capital stock of the Corporation that expressly states
      ------------
that it shall rank senior to the Redeemable Preferred Stock, whether issued prior to, on or after the Closing Date. Common Stock, whether or not so called, shall never be Senior Stock.

     "Stated Value" means $100 per share of Redeemable Preferred Stock, as the
      ------------
same shall be reduced pursuant to Section 10.

     "Third Party" means any Person that is not an Affiliate of the Corporation.
      -----------

     IN WITNESS WHEREOF, the officers named below, acting for and on behalf of the Corporation, have hereunto subscribed their names on this 27th day of August, 1998.

                                    MTL, INC.

                                    By: /s/ Charles J. O'Brien, Jr.
                                       ----------------------------------
                                       Name:  Charles J. O'Brien. Jr.
                                       Title: President and Chief
                                              Executive Officer